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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this proxy statement/prospectus on Form S-4 of our report dated March 24, 1999 relating to the financial statements of Biometric Identification, Inc., which appear in such prospectus. We also consent to the references to us under the heading "Experts" in such prospectus.




                                             /s/ PricewaterhouseCoopers LLP


Woodland Hills, California
September 24, 1999